UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2021

EARTH LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

nevada	001-31444	98-0361119
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

50 West Liberty St., Suite 880, Reno, NV, 89501
(Address of principal executive offices)

(514) 500-4111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company entered into and completed an agreement on September 24, 2021 with Viva Health HK Ltd. (“Viva”) to provide services through the mode of online ordering and offline service (“O2O”), the services being a service brand platform, aimed at the health care industry, and providing a full range of services in the United States, and particularly for aging Asian families.

Under the terms of the agreement, the Company will issue 425 million common shares (Shares”) to an escrow agent and upon receiving a satisfactory minimum viable product version and a Beta version completed and demonstrated with necessary support documentation, the Escrow Agent will transfer the Shares to Viva. A further issuance of 750 million shares will be issued upon the O2O website going fully live and operational. All shares being issued are restricted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH LIFE SCIENCES INC

Date: September 29, 2021	/s/ Angelo Marino
Angelo Marino